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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 26, 1996




                            BOYD GAMING CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



                                     Nevada
                        (State or Other Jurisdiction of
                         Incorporation or Organization)


        1-12168                                                 88-0242733
(Commission File Number)                                      (I.R.S. Employer
                                                             Identification No.)



                           2950 South Industrial Road
                            Las Vegas, Nevada 89109
              (Address of Principal Executive Offices) (Zip Code)


                                 (702) 792-7200
                        (Registrant's telephone number,
                              including area code)
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Item 5. Other Events.

        Boyd Gaming Corporation (the "Company") has entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of April 26, 1996, among the Company, Par-A-Dice Gaming Corporation ("Par-A-Dice"), East Peoria Hotel, Inc. ("EPH") and the owners of all the capital stock of Par-A-Dice and EPH, a copy of which is attached as Exhibit 2.1 hereto and incorporated herein by reference. Under the terms of the Stock Purchase Agreement, the Company may assign its rights thereunder to a subsidiary. The Company currently expects to assign its rights under the Stock Purchase Agreement to its wholly-owned subsidiary, California Hotel and Casino. Pursuant to the Stock Purchase Agreement, the Company will purchase all the outstanding capital stock of Par-A-Dice and EPH for aggregate consideration of $174.6 million, consisting of $162.6 million (subject to adjustment, as set forth in the Stock Purchase Agreement) in cash and the assumption of $12 million of outstanding indebtedness (subject to adjustment as set forth in the Stock Purchase Agreement) (the "Acquisition").

        Par-A-Dice is the owner and operator of the Par-A-Dice riverboat casino in East Peoria, Illinois. In addition, Par-A-Dice is a limited partner and EPH the general partner of a partnership which is constructing a 204-room hotel adjacent to the Par-A-Dice Casino. The Company intends to continue the uses of the casino and hotel assets in the business in which they are currently used. The Company will assist in the completion of the hotel, and an allowance for the estimated cost of completion of the hotel is included in the purchase price for the Acquisition.

        It is anticipated that the Company will fund the cash portion of the purchase price for the Acquisition through bank borrowings. The Company has received a commitment for a $500 million revolving credit facility and is currently finalizing the documentation of the new loan facility with the lenders.

        The Company is acquiring Par-A-Dice from Par-A-Dice's 18 stockholders, none of whom owns more than 15.5% of its outstanding capital stock.

        The Acquisition is subject to customary closing conditions, including the approval of the Illinois Gaming Board and other regulatory approvals.


Item 7. Financial Statements and Exhibits

        (a) Not applicable.
        (b) Not applicable.
        (c) Exhibits.


        Exhibit Number          Description
        --------------          -----------

             2.1 Stock Purchase Agreement dated as of April 26, 1996, among Boyd Gaming Corporation, Par-A-Dice Gaming Corporation, East Peoria Hotel, Inc. and the owners of all the capital stock of Par-A-Dice Gaming Corporation and East Peoria Hotel, Inc.








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                                 *  *  *  *  *


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the under-signed hereunto duly authorized.



                                          BOYD GAMING CORPORATION



Date: May 13, 1996                        /s/  Keith E. Smith
                                          -----------------------------
                                          Keith E. Smith
                                          Vice President and Controller